UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) September 1, 2008

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Certain Officers

The Board of Directors of GP Strategies Corporation (the “Registrant”) appointed the following individuals as executive officers of the Registrant, effective September 1, 2008: Donald R. Duquette, Executive Vice President, E-Business & Learning Solutions; Fredric H. Strickland, Executive Vice President, Sandy Corporation; and Alan P. Tattersall, Senior Vice President, Process & Aerospace.  These individuals are officers of the Registrant’s principal operating subsidiary, General Physics Corporation (“General Physics”), and will continue to serve in those roles in addition to serving as executive officers of the Registrant. Set forth below is certain information regarding the positions and business experience of each of the Registrant’s newly appointed executive officers.

Executive Officer	Age	Positions / Business Experience

Donald R. Duquette	54

Mr. Duquette has been Senior Vice President, E-Business & Learning Solutions, of General Physics since September 2004. He was a Vice President of General Physics from 1989 to 2004 and held various other positions since joining General Physics in 1979. Mr. Duquette holds a Bachelor of Science degree in Mechanical Engineering from Johns Hopkins University and an Executive MBA from Loyola College.

Fredric H. Strickland	65

Mr. Strickland has been Senior Vice President, Sandy Corporation — a division of General Physics (“Sandy”) since January 2007, when General Physics acquired Sandy from ADP, Inc. He has been President of Sandy since 2000, and served in various sales and operations leadership roles since joining Sandy in 1980. Mr. Strickland holds Bachelor of Arts and Master of Arts degrees in English from the Ohio State University and is a graduate of Harvard Business School’s 11-week Advanced Management Program.

Alan P. Tattersall	65

Mr. Tattersall has been Senior Vice President, Process & Aerospace Group since September 2004 and was a Vice President from 2002 to 2004. Between 1994 and 2002 he was an independent consultant in the nuclear electric power generation industry. He also served as Senior Vice President of General Physics from 1989 until 1994, was a Vice President of General Physics from 1984 to 1989 and held various other positions after originally joining General Physics in 1981. Mr. Tattersall is a graduate of the United States Naval Academy.

Messrs. Duquette and Tattersall each had previously entered into written employment agreements with General Physics in September 2007. Mr. Strickland entered into a written employment agreement with General Physics in January 2007 in connection with the acquisition of Sandy by General Physics. The terms of their employment remain unchanged as a result of their appointment as executive officers of the Registrant.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: September 5, 2008	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary